Exhibit 99.1

Constellation Pharmaceuticals Enhances and Expands Phase 2 MANIFEST Study of CPI-0610 in Myelofibrosis

– Amends second-line trial design to stratify for transfusion dependence based on positive preliminary data –

– Expands study to include an additional arm evaluating CPI-0610 as first-line therapy in combination with ruxolitinib in JAK-inhibitor-naïve myelofibrosis (MF) patients –

– Maintains prior guidance for determining proof of concept by mid-2019 –

– Company to host conference call at 8:30 AM EDT on Thursday, October 11 –

CAMBRIDGE, Massachusetts, October 10, 2018 – Constellation Pharmaceuticals, Inc. (Nasdaq: CNST), a clinical-stage biopharmaceutical company using its expertise in epigenetics to discover and develop novel therapeutics, today announced several planned updates to the Phase 2 portion of its ongoing MANIFEST study, an open-label Phase 1/2 clinical trial of its BET inhibitor CPI-0610 in MF.

MANIFEST is evaluating CPI-0610, either as a monotherapy or in combination with ruxolitinib, in patients with MF who are refractory or intolerant or have relapsed or lost response to the standard of care. Based on encouraging preliminary data in this trial, Constellation is amending the design of each second-line cohort to stratify all patients enrolled in the study based on transfusion dependence status. In addition, the Company is amending the design of MANIFEST to include a third cohort designed to evaluate treatment with CPI-0610 in combination with ruxolitinib as a first-line therapy in JAK 1/2-inhibitor-naïve MF patients.

The Company made these updates based on the unmet medical need for disease-modifying therapies in myelofibrosis, especially among patients requiring red-blood-cell transfusions. The changes are intended to enhance the clinical trial design by providing additional measures of potential clinical benefit and to expand the potential addressable patient population for CPI-0610.

“We are encouraged by the preliminary data from MANIFEST, which may indicate synergistic and disease-modifying effects of CPI-0610 in myelofibrosis,” said Adrian Senderowicz, Senior Vice President and Chief Medical Officer of Constellation Pharmaceuticals. “We are enhancing the study’s design to better measure these potential effects. Among the key goals of MANIFEST are identifying the most appropriate endpoints and patient populations for future pivotal studies. We continue to look forward to determining proof of concept for CPI-0610 in MF by mid-2019.”

MANIFEST Enhancements

The Phase 2 proof-of-concept portion of MANIFEST in a second-line setting is designed to study the anti-tumor activity and safety of the BET inhibitor CPI-0610 in treatment of patients with MF as a monotherapy and in combination with the JAK-1/2 inhibitor ruxolitinib. This portion of the study had been expected to enroll 70 patients (35 on monotherapy and 35 on combination therapy) to evaluate safety, pharmacokinetics, reduction in spleen volume, and patient-reported symptom improvement in all enrolled patients, as well as improvements in red-blood-cell transfusion independence rate in patients who were transfusion-dependent at baseline. Preliminary data from this trial demonstrated spleen volume reduction, symptom improvement, and positive hemoglobin effects, which Constellation believes may be the result of improved hematopoiesis. In addition, as Constellation reported previously, one of four patients treated with CPI-0610 was transfusion-dependent at baseline and later converted to transfusion independence.

As a result of this positive preliminary hematological data, all enrolled patients in both the combination and monotherapy arms will now be stratified by transfusion dependence status, with each cohort expected to enroll up to 16 transfusion-dependent patients and up to 25 non-transfusion-dependent patients. Proof of concept in these cohorts will be based on conversion to transfusion independence and other factors in transfusion-dependent patients; and by reduction in spleen volume, patient-reported symptom improvement, and other factors in non-transfusion-dependent patients.

In addition, Constellation is adding a third cohort to this trial, which will evaluate treatment with CPI-0610 in combination with ruxolitinib as first-line therapy in up to 43 JAK 1/2-inhibitor-naïve MF patients. This cohort will only enroll anemic patients. Constellation’s current plan for a potential pivotal trial of CPI-0610 as a first-line treatment would be to enroll all-comers. Proof of concept for this cohort will be measured by reduction in spleen volume, patient-reported symptom improvement, and other factors.

The Company expects to update this protocol change at https://clinicaltrials.gov under study ID NCT02158858 in the near future.

Conference Call/Corporate Presentation

Constellation’s CEO Jigar Raythatha and CMO Adrian Senderowicz will host a conference call to discuss this protocol change in greater detail at 8:30 AM EDT on Thursday, October 11. To participate in the conference call, please dial (877) 473-2077 (US) or +1(661) 378-9662 (international) and refer to conference ID 4165317. A live webcast will be available in the investor section of the company’s website. The webcast will be archived for 60 days following the call. Constellation has posted an updated version of its corporate presentation in the investor section of the company’s website.

About Constellation Pharmaceuticals

Constellation Pharmaceuticals is a clinical-stage biopharmaceutical company developing novel therapeutics that selectively modulate gene expression to address serious unmet medical needs in patients with cancer. The Company has a deep understanding of how epigenetic and chromatin modifications in cancer cells and in the tumor and immune microenvironment play a fundamental role in driving disease progression and drug resistance. Constellation is driving development of the EZH2 inhibitors CPI-1205 and CPI-0209 for the treatment of metastatic castration-resistant prostate cancer and other cancers as well as the BET inhibitor CPI-0610 for the treatment of myelofibrosis. The Company is also applying its broad research and development capabilities to explore other novel targets that directly and indirectly impact gene expression to fuel a sustainable pipeline of innovative small-molecule product candidates.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties, including statements regarding the development status of the Company’s product candidates, the anticipated benefits of the changes to its clinical trial protocols and its anticipated achievement of milestones, including determination of proof of concept. All statements, other than statements of historical facts, contained in this press release, including statements regarding the Company’s strategy, future operations, future financial position, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with Constellation’s ability to: obtain and maintain necessary approvals from the FDA and other regulatory authorities; continue to advance its product candidates in clinical trials; replicate in later clinical trials positive results found in preclinical studies and early-stage clinical trials of CPI-1205, CPI-0610 and its other product candidates; advance the development of its product candidates under the timelines it anticipates, or at all, in current and future clinical trials; obtain, maintain or protect intellectual property rights related to its product candidates; manage expenses; and raise the substantial additional capital needed to achieve its business objectives. For a discussion of other risks and uncertainties, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the “Risk Factors” section, as well as discussions of potential risks, uncertainties, and other important factors, in the Company’s most recent filings with the Securities and Exchange Commission. In addition, the forward- looking statements included in this press release represent the Company’s views as of the date hereof and should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. CPI-1205, CPI-0610, CPI-0209, and other product candidates are investigational in nature and have not yet been approved by the FDA or other regulatory authorities.

Contact

Ronald Aldridge

Investor Relations

Constellation Pharmaceuticals

+1 617-714-0539

ron.aldridge@constellationpharma.com

Lauren Arnold

Media Relations

MacDougall Biomedical Communications

+1 781-235-3060

larnold@macbiocom.com